                        UNITED STATES BANKRUPTCY COURT
                         FOR THE DISTRICT OF COLORADO


In re:

CASINOS USA, INC. d/b/a BULL  )    Case No. 95-20864 MSK
DURHAM SALOON & CASINO        )
EIN: 75-2429383               )    Chapter 11
     Debtor.                  )

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                DEBTOR'S SECOND AMENDED PLAN OF REORGANIZATION
                            DATED SEPTEMBER 4, 1996

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     The Debtor, Casinos U.S.A., Inc., proposes the following Plan of
Reorganization pursuant to Chapter 11 of the Bankruptcy Code:

                                  ARTICLE I.
                                  DEFINITIONS

     For the purposes of this Plan of Reorganization, the following terms shall have the respective meanings hereinafter set forth (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

     "Administrative Claim" shall mean those claims entitled to priority under the provisions of Sections 507(a)(1) and 503(b) of the Bankruptcy Code, including actual and necessary costs and expenses of preserving the estate.

     "Allowed Claim" shall mean a claim (a) in respect of which a proof of claim has been timely filed with the court against the Debtor within the applicable period of limitation fixed by Federal Rule of Bankruptcy Procedure 3003 or (b) scheduled in the list of creditors prepared and filed with the court by the Debtor pursuant to Rules 1007 and 2003 of the Federal Rules of Bankruptcy Procedure, and not listed as disputed, contingent or liquidated as to amount in either case to which no objection to the allowance thereof has been interposed within any applicable period of limitation pursuant to Federal Rule of Bankruptcy Procedure 3007 or an order of the Court, or as to which any such objection has been terminated by an order of judgment which is no longer subject to appeal, or certiorari proceeding, and as to which no appeal or certiorari proceeding is pending.

     "Allowed Secured Claim" shall mean an Allowed Claim secured by a valid lien, security interest or other charge against or interest in property in which the Debtor has an interest, or which is subject to set off, which is not void or voidable under any state or federal law, including any provision of the Bankruptcy Code to the extent of the value (determined in accordance with Sections 506(a) and/or Section 502(c) of the Bankruptcy Code and Federal Rule of Bankruptcy Procedure 3012) of the interest of the holder of such allowed secured claim and the Debtor's interest in such property, or to the extent of the amount subject to set off, as the case may be, less such fees, costs, and charges as may be allowed with respect to such claim under Section 506(c) of the Bankruptcy Code.

     "Allowed Unsecured Claim" shall mean the Allowed Claims against the Debtor which are unsecured and which are other than Allowed Priority Claims and Administrative Claims and shall include any deficiency claim accruing to the holder of an Allowed Secured Claim.

     "ASTRAEA" shall mean Astraea Investment Management, L.P., the holder of a Collateral Assignment of the Promissory Note and Deed of Trust executed by Lisa Paige Montrose payable to Casinos U.S.A., Inc.

     "Available Net Cash Flow" shall mean, as of a particular Distribution Date, the Net Cash Flow received by the Debtor during the period commencing on the immediately prior Distribution Date and terminating on the day prior to such particular Distribution Date.

     "Bankruptcy Code" shall mean the United States Bankruptcy Code, 11 U.S.C.
Section 101, et seq.

     "Choses in Action" shall mean any claims, rights, causes of action or choses in action held by the Debtor, including without limitation, all rights of the Debtor under Sections 544, 545, 547, 548, 549 and 553 of the Bankruptcy Code, against any person, including, without limitation, any claims that the Debtor may have against current or former officers and directors of the Debtor in connection with transactions involving funds of Casinos U.S.A., Inc.

     "Claim" shall mean a claim against the Debtor as defined in 11 U.S.C.
Section 101(5).

     "Class" shall mean any class of creditors or interests described in
Article II of the Plan.

     "Confirmation Date" shall mean the date on which the confirmation order is entered by the Bankruptcy Court.

     "Confirmation Order" shall mean a Final Order of the Bankruptcy Court confirming the Plan in accordance with the provisions of Chapter 11 of the Bankruptcy Code.

     "Court" or "Bankruptcy Court" shall mean the United States Bankruptcy Court for the District of Colorado, unless otherwise identified.

     "Debtor" shall mean Debtor-In-Possession, Casinos U.S.A., Inc., a Colorado corporation. The terms "Debtor" and "Debtor-In-Possession" may be used interchangeably in the within Plan and Disclosure Statement, but shall have the same meaning. The Debtor, Casinos U.S.A., Inc. is the proponent of this Plan of Reorganization.

     "Disallowed Claim" shall mean any claim or portion thereof that has been disallowed by a Final Order of the bankruptcy court.

     "Distribution Date" shall mean each anniversary of the Effective Date and the date the Global Management Agreement is terminated.

     "Disclosure Statement" shall mean the Disclosure Statement describing the Plan filed herein, approved by the Court and distributed to the creditors and parties in interest pursuant to 11 U.S.C. Section 1125.

     "Effective Date" shall mean the date 30 days after the entry of the Confirmation Order.

     "Estate" shall mean the estate created and existing in this case pursuant to Section 541 of the Bankruptcy Code.

     "Final Order" shall mean an order of the Court as to which (a) the time for appeal has expired and no notice of appeal has been filed; (b) no stay as provided by Rule 8005 of the Federal Rules of Bankruptcy Procedure has been issued with respect to any timely filed appeal, or, if issued, such stay has lapsed, expired or been revoked; or (c) any timely filed appeal in which a stay has issued has been finally determined or dismissed. The time for appeal, for purposes of this definition, shall be the time permitted for an appeal to the United States District Court.

     "Global" shall mean Global Casinos, Inc., a Utah corporation.

     "Global Management Agreement" shall mean the Management Agreement described in Article IV.C. of the Plan.

     "IGT" shall mean IGT Commercial Corporation, the entity which has a security interest in certain of the Slot Machines owned by the Debtor and which is the holder of an Allowed Secured Claim and an Allowed Unsecured Claim against the estate.

     "Management Fee" shall mean the monthly fee of $7,500.00 per month paid to Global pursuant to the Global Management Agreement.

     "Net Cash Flow" shall mean all revenue of the Debtor, derived from any source whatsoever, less reasonable operating expenses incurred in connection therewith (including the Management Fee), reasonable expenditures for necessary or desirable capital improvement expenditures, amounts necessary for reserves, taxes, and all amounts due and payable on the Notes held by holders of Allowed Claims in Classes 5, 6, 8, and 9. Net Cash Flow shall be calculated and distributed by the Debtor as soon as practicable after each Distribution Date.

     "Petition Date" shall mean October 18, 1995, the date on which the Debtor filed its Chapter 11 petition with the Court.

     "Plan" shall mean this Plan of Reorganization and such amendments, if any, as may be proposed by the Debtor or any other joint proponent of this Plan of Reorganization.

     "Promissory Note" shall mean the promissory note executed by Lisa Paige Montrose payable to Casinos U.S.A., Inc., as modified June 21, 1993, in the principal amount of $1,160,000.00, which is secured by a first priority deed of trust on the Real Estate.

     "Real Estate" shall mean the real property and improvements located at 110 Main Street, Black Hawk, Colorado, which property is legally described as Lot 5 and the Adjoining 30 feet of Lot 4, Block 40, City of Black Hawk, as described in Deed recorded in Book 58 at Page 16, County of Gilpin, State of Colorado.

     "Shareholder" shall mean those individuals or entities holding shares of stock in the Debtor.

     "Slot Machines" shall mean all of the slot machines owned by the Debtor which are collateral for the debt owed to IGT.

     "Warrants" shall mean all of the Warrants to be distributed pursuant to this Plan and shall provide for the rights and duties set forth below:

     (1) General Description of Warrants. Collectively, the Warrants shall permit their holders to purchase from the reorganized Debtor an amount of common stock so that immediately after exercise, the Warrant holders will own 80% of the common stock of the Debtor. Except as set forth herein, the Warrants shall be non-transferable and any person that controls an entity that owns the Warrants shall be prohibited from transferring such controlling interest. A Warrant holder may transfer their Warrants to an affiliate of the Warrant holder subject to applicable gaming and securities laws, and subject to the consent of a majority of the Debtor's shareholders, which consent shall not be unreasonably withheld. The Warrants shall be exercisable at any time from one year after the Effective Date and before seven (7) years after the Effective Date, but only subsequent to a sale of substantially all of the Debtor's assets, merger, recapitalization, refinance or other restructuring. In the event the Debtor, in accordance with the provisions of its corporate bylaws, negotiates a sale of substantially all of the Debtor's assets, or a merger, recapitalization, refinance or other restructuring within the one year period after the Effective Date, the Warrant holders shall be entitled to exercise their Warrants. Each Warrant shall permit its holder to purchase one
(1) share of common stock for $.01. A Warrant shall terminate after all of the indebtedness to that holder of the Warrant has been paid, even where seven (7) years from the Effective Date have not passed, so long as there has been no merger, recapitalization, restructuring, refinance or sale of substantially all of the assets of the Debtor prior to the payment of such indebtedness. Any exercise of the Warrants by their holders shall be subject to any applicable rules, regulations, and/or approvals of the Colorado Gaming Commission.

     (2) Limited Voting Right of Warrant Holders. The Warrant holders shall be entitled to call a vote of the stockholders and Warrant holders on whether any merger, recapitalization, restructuring, refinance, or sale of the assets of the Debtor should be made or effectuated and the reorganized Debtor's board of directors shall effectuate any transaction approved in such a vote in accordance with applicable law, but the Warrant holders shall not have the right to call a vote of the stockholders and Warrant holders during the one year period after the Effective Date of the Plan. Shareholder approval shall be required for any merger, recapitalization, restructuring, refinance or sale of substantially all of the assets of the Debtor. The Warrant holders shall be entitled to vote their Warrants as though each Warrant was one share of common stock on any such merger, recapitalization, restructuring, refinance or sale issues, but upon no other issue. Nothing herein shall be deemed to prohibit the common stockholder from transferring all of the common stock of the Debtor (subject to the Warrants) to a third party without a vote of the Warrant holders provided that such transfer would not materially jeopardize the gaming licensing of the Debtor.

     (3) Warrant Holder Obligation to Buy Common Stock Pursuant to Put Option. The Warrant holders shall have the obligation to purchase all of the outstanding common stock of the Debtor at the option of the common stockholder for $1.00, exercisable at any time from one year after the Effective Date but no later than 7 years after the Effective Date and upon thirty (30) days written notice by the common stockholder to the Warrant holders (the "Put"). The Put is contingent upon the transfer of the Management Agreement to a licensed gaming operator (whose identity shall be disclosed in the thirty (30) day written notice by the common stockholder to the Warrant holders) subject to any applicable rules, regulations and/or approvals of the Colorado Gaming Commission, so that the continued operation of the casino will not be jeopardized by gaming licensing problems caused by the exercise of the Put. In the event the Put is exercised, the Warrant holders shall have a right to substitute the designated transferee of the Management Agreement during the thirty (30) day notice period.

     (4) Definition of "Affiliate"; "Control" and "Person". For purposes of this Section on Warrants, the following definitions shall apply:

     (a) "Affiliate" shall mean (i) in the case of an entity, any Person who or which, as of the Effective Date, directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, any specified Person; or (ii) in the case of an individual, such individual's spouse, children, grandchildren or parents or a trust primarily for the benefit of any of the foregoing.

     (b) "Control" (including the terms "controlled by" and "under common control with"), with respect to the relationship between or among two or more Persons, means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the affairs or management of a Person, whether through the ownership of voting securities, as trustee or executor, by contract or otherwise, including, without limitation, the ownership, the ownership, directly or indirectly, of securities having the power to elect a majority of the board of directors or similar body governing the affairs of such Person.

     (c) "Person" means any individual or entity, including corporations, partnerships, limited liability companies, and trusts.

     (5) Other Rights and Duties. The holders of the Warrants shall have other rights and duties as set forth in this Plan, including those rights set forth in Article IV, Paragraph C.


                                  ARTICLE II.
                    CLASSIFICATION OF CLAIMS AND INTERESTS

     The claims and interests of the Debtor shall be divided into the following classes:

     Class 1. Class 1 claims shall consist of and be all Allowed
Administrative Claims.

     Class 2. Class 2 claims shall consist of and be all Allowed Claims entitled to priority under Section 507(a)(3) and (4) of the Bankruptcy Code (certain wage and employee benefit priorities).

     Class 3. Class 3 claims shall consist of and be all Allowed Claims entitled to priority under Section 507(a)(8) of the Bankruptcy Code (certain taxes).

     Class 4. Class 4 claims shall consist of the Allowed Secured Claim of any governmental units for pre-petition taxes, including but not necessarily limited to the following:

     4.1 The claim of the Colorado Department of Revenue for unpaid sales tax plus statutory interest.

     4.2 The claim of the Gilpin County Treasurer for unpaid real and personal property taxes for the 1995 year due and payable in 1996 plus statutory interest.

     Class 5. Class 5 claims shall consist of the Allowed Secured Claim of ASTRAEA as the holder of a fully secured and perfected security interest in the Promissory Note.

     Class 6. Class 6 claims shall consist of the Allowed Secured Claims of persons who have equal priority security interests in the Promissory Note other than ASTRAEA (the unsecured portion of the indebtedness to such persons Note shall be classified as Class 12 indebtedness).

     Class 7. Class 7 claims shall consist of the claim of Public Service Company of Colorado which is fully secured by a pre-petition security deposit paid by the Debtor to Public Service Company of Colorado.

     Class 8. Class 8 claims shall consist of the Allowed Secured Claims of Lisa Paige Montrose, Long & Jaudon and Richard and Francine Frajola, all of which claims are secured by a single deed of trust on the Real Estate owned by the Debtor (the unsecured portion of the indebtedness to such persons shall be classified as Class 13 indebtedness).

     Class 9. Class 9 claims shall consist of and be the Allowed Secured Claim of IGT, which claim is secured by a security interest in Slot Machines owned by the Debtor (the unsecured portion of the indebtedness to IGT shall be classified as Class 11 indebtedness and shall be limited to $75,000.00).

     Class 10. Class 10 claims shall consist of and be the Allowed Unsecured Claims not entitled to priority and not expressly included in the definition of any other class (including, without limitation, each allowed claim arising out of the rejection of any executory contract or unexpired lease, and each claim of the kinds described in Clauses (3) and (4) of 11 U.S.C. Section 507(a), to the extent that the allowed amount of such claim exceeds the maximum amount (as fixed by said clauses) in which such claim may be accorded priority thereunder), provided the allowed amount of such claim does not exceed $1,500.00 or the holder thereof elects to reduce such claim to such sum.

     Class 11. Class 11 claims shall consist of and be the Allowed Unsecured Claims not entitled to priority and not expressly included in the definition of any other class (including, without limitation, each allowed claim arising out of the rejection of any executory contract or unexpired lease, and each claim of the kinds described in Clauses (3) and (4) of 11 U.S.C. Section 507(a), to the extent that the allowed amount of such claim exceeds the maximum amount (as fixed by said clauses) in which such claim may be accorded priority thereunder), provided the allowed amount of such claim exceeds $1,500.00 and the holder thereof does not elect to reduce such claim to said amount.

     Class 12. Class 12 claims shall consist of the Allowed Claims for the unsecured portion of any indebtedness secured by a lien on the Promissory Note.

     Class 13. Class 13 claims shall consist of the Allowed Claims for the unsecured portion of the indebtedness to Lisa Paige Montrose, Long & Jaudon, and Richard and Francine Frajola.

     Class 14. The Class 14 claims shall consist of the Allowed Claims for the unsecured indebtedness owing to Global in the amount of $134,565.00 and $239,171.00, and the indebtedness owing to Colorado Gaming Properties, Inc. in the amount of $50,000.00, but shall not include any claims in Class 1, 6, 11, or 12.

     Class 15. Class 15 interests shall be and consist of the interest of the Shareholders of all of the stock of the Debtor.

                                 ARTICLE III.
               TREATMENT AND PROVISIONS FOR EACH CLASS OF CLAIMS
                           DEALT WITH UNDER THE PLAN

     Each class of claims or interests shall be dealt with in the manner set forth below. All classes of claims and interests above defined will be impaired under the Plan, except for Classes 1, 2, and 7, whose claims are unimpaired under the Plan.

     In the event of a controversy as to whether any class of claims is impaired under the Plan, the Bankruptcy Court, after notice and opportunity for hearing, shall determine such controversy.

     Class 1. Class 1 claims approved and allowed by the Court shall be paid in cash within thirty days following the Effective Date of the Plan, except to the extent that the holder of a particular claim in Class 1 shall agree to a different treatment.

     Class 2. Class 2 claims shall be paid in cash, the amount of their Allowed Claims within thirty (30) days following the Effective Date of the Plan.

     Class 3. Class 3 claims shall be paid in cash, the amount of their Allowed Claims within thirty (30) days following the Effective Date of the Plan.

     Class 4. Class 4 claims shall retain their liens and shall be paid in cash the amount of their Allowed Claims (including statutory interest) within thirty (30) days following the Effective Date, unless paid sooner pursuant to court order.

     Class 5. The Promissory Note shall be cancelled and the holder of the Class 5 claim shall receive Debtor's promissory note in the principal amount of $720,000.00, bearing interest at the rate of 7% per annum from the Petition Date with monthly payments amortized evenly over a period of thirty (30) years, and shall be payable in full on or before seven (7) years from the Effective Date. In addition to the payments set forth above, the promissory note shall provide for payment to the holder of the Class 5 claim, as soon as practicable after each Distribution Date of 37.5% of Available Net Cash Flow until the promissory note is paid in full. All payments under the promissory note shall be first applied to accrued interest and then to principal. The promissory note to be issued to the Class 5 claim holder (along with the promissory notes to be issued to Class 6 holders) shall be secured by a first deed of trust on the Real Estate. The deed of trust shall provide that the holders of the second deed of trust (Class 8 claimants) to be issued pursuant to this Plan shall have a nine (9) month period to cure any monetary default by the Debtor under the deed of trust to be issued to the holders of Class 5 and 6 claims, provided that within thirty (30) days of receiving written notice of a monetary default from the holders of the first deed of trust, the holders of the second deed of trust have commenced a state law foreclosure action, and further provided that within seven (7) days of receipt of a Certificate of Purchase, the holders of the second deed of trust provide evidence that the property has been listed with a licensed realtor. The nine
(9) month cure period shall begin to run from receipt of the written notice, and shall expire prior to the nine (9) month period if the holders of the second deed of trust (Class 8 claimants) fail to diligently pursue a state law foreclosure action. Upon a termination of the cure period for any reason other than payment of the amounts necessary to cure a monetary default, the holders of the second deed of trust (Class 8 claimants) shall be required to assign their rights in the second deed of trust to the holders of the first deed of trust subject to the rights of the holders of the second deed of trust to receive payment of all amounts owed to them under the second deed of trust upon a sale of the Property. In addition, the holder of the Class 5 claim shall receive 65% of the Warrants.

     Class 6. Class 6 claims shall receive Debtor's promissory notes bearing interest at 7% per annum with monthly payments amortized evenly over thirty
(30) years with principal equal to their Allowed Secured Claims, and shall be payable in full on or before seven (7) years from the Effective Date. The promissory notes to be issued to Class 6 claim holders (along with the promissory note to be issued to the Class 5 holder) shall be secured by a first deed of trust on the Real Estate. The deed of trust shall provide that the holders of the second deed of trust (Class 8 claimants) to be issued pursuant to this Plan shall have a nine (9) month period to cure any monetary default by the Debtor under the deed of trust to be issued to the holders of Class 5 and 6 claims, provided that within thirty (30) days of receiving written notice of a monetary default from the holders of the first deed of trust, the holders of the second deed of trust have commenced a state law foreclosure action, and further provided that within seven (7) days of receipt of a Certificate of Purchase, the holders of the second deed of trust provide evidence that the property has been listed with a licensed realtor. The nine
(9) month cure period shall begin to run from receipt of the written notice, and shall expire prior to the nine (9) month period if the holders of the second deed of trust (Class 8 claimants) fail to diligently pursue a state law foreclosure action. Upon a termination of the cure period for any reason other than payment of the amounts necessary to cure a monetary default, the holders of the second deed of trust (Class 8 claimants) shall be required to assign their rights in the second deed of trust to the holders of the first deed of trust subject to the rights of the holders of the second deed of trust to receive payment of all amounts owed to them under the second deed of trust upon a sale of the Property. .

     Class 7. The Class 7 claim shall be paid in full upon the effective date of the Plan from the pre-petition security deposit held by Public Service Company of Colorado.

     Class 8. Class 8 claims shall receive promissory notes for the amount of their total Allowed Secured Claims (which collective total is $2,350,000 less the amount due on the promissory notes to be issued to holders of Class 5 and Class 6 claims) payable monthly evenly amortized over a period of thirty (30) years at 9.2% interest per annum and shall be payable in full on or before seven (7) years from the Effective Date. In addition to the payments set forth above, the Class 8 promissory notes shall provide for payment to the holders of the Class 8 claims, prorata, as soon as practicable after each Distribution Date, of 12.5% of the Available Net Cash Flow until such claims are paid in full. Any payments shall be applied first to accrued interest and then to principal. The Class 8 promissory notes shall be secured by a single second deed of trust on the Real Estate. In addition, the Promissory Note shall be cancelled, with the outstanding balance of the Promissory Note reducing the amount of the claim of Lisa Montrose.

     Class 9. The holder of the Class 9 claim shall receive $35,000.00 in cash within thirty (30) days of the Effective Date and a promissory note in the principal amount of $208,200.00, plus interest at 10% per annum with payments of $6,000.00 per month and a final payment of all unpaid interest and principal three (3) years after the Effective Date. The Class 9 promissory note shall be secured by a first priority security interest in the Slot Machines and all other slot machines owned by the Debtor as of the Effective Date.

     Class 10. Class 10 claims shall be paid an amount equal to 100% of the allowed amount of their claims in cash within thirty (30) days following the Effective Date of the Plan.

     Class 11. Class 11 claims shall be paid a prorata amount of their allowed claims from a pool of $50,000.00 less amounts paid to the holders of Class 10 claims, in cash within thirty (30) days following the Effective Date. The holders of Class 11 claims shall also receive noninterest bearing promissory notes for the remainder of their Allowed Claims payable upon the merger, recapitalization, restructuring or sale of substantially all of the assets of the Debtor, and if not sooner paid, within seven (7) years of the Effective Date. The Debtor will make reasonable efforts to prepay the Class 11 promissory notes (prorata with payments on the Class 12 promissory notes) from Available Net Cash Flow not otherwise committed under the Plan.

     Class 12. Class 12 claims shall, within thirty (30) days of the Effective Date of the Plan, be given one share of common stock in the Debtor for each dollar of their claims, if the holder agrees. If a holder does not agree to the treatment set forth in the previous sentence, or if, in the opinion of Debtor's board of directors, the issuance of stock to any of Class 12 holders would make it unfeasible or overly difficult to maintain gaming licensing, then instead of the treatment set forth in the previous sentence, such holders who do not agree or who would make licensing unfeasible or overly difficult shall receive no-interest promissory notes for the amounts of their claims payable upon the sale of substantially all of the assets of the reorganized Debtor, but in any event, before seven (7) years after the Effective Date. The Debtor will make reasonable efforts to prepay the Class 12 promissory notes (prorata with payments on the Class 11 promissory notes) from Available Net Cash Flow not otherwise committed under this Plan.

     Class 13. Class 13 claims shall, within thirty (30) days of the Effective Date of the Plan, receive $50,000.00 in cash to be divided among them prorata and 35% of the Warrants. Each holder shall receive a portion of the Warrants (to be given to Class 13 claimants) prorata to his claim to the total Class 13 claims.

     Class 14. The Class 14 claims shall receive nothing under the Plan on account of their claims.

     Class 15. Class 15 interests shall receive nothing under the Plan on account of such interests, and all outstanding stock of the Debtor shall be cancelled.

                                  ARTICLE IV.
                        MEANS FOR EXECUTION OF THE PLAN

     The Debtor hereby provides the following means for execution of this Plan.

     A. Continuity of Business. The Debtor shall continue in business. Payments to be made by the Debtor shall be made from cash currently on hand, except that deferred payments and payments to be made under Debtor's promissory notes issued pursuant to the Plan shall be made from cash flow generated by the Debtor's reorganized business. The Debtor shall continue to minimize expenses, maximize revenues, and make desirable capital improvements to the end that the Debtor is able to pay all amounts owing under the Plan within the time prescribed by the Plan. The Debtor will also diligently pursue collection of the Woodbine Receivable and investigation, and if warranted, suit on the Choses in Action.

     B. Retention of Assets. The Debtor shall retain its property and assets free and clear of all liens subject only to the security interests granted under the terms of this Plan. Without limiting the generality of the foregoing, the Debtor shall own the Promissory Note (which shall be cancelled), the Real Estate, and the Slot Machines free and clear of all liens and upon giving the promissory notes and security interests as set forth in
Article III those claimants who hold security interests in the Promissory Note, Real Estate and Slot Machines shall execute such documents as may be necessary or reasonably requested by the Debtor to perfect or otherwise put of record, the release of their interests in the Promissory Note, the Real Estate, and the Slot Machines.

     C. Management. The directors of the Debtor and the officers of the Debtor shall remain as currently constituted subject to replacement at the will of the Debtor's board of directors or shareholders as provided in the Colorado Business Corporation Act. Debtor shall employ Daniel Scherer as on-site general manager at a reasonable salary (currently approximately $45,000.00 per year) on an at-will basis. Pursuant to the Global Management Agreement, Global shall provide administrative, accounting, licensing and purchasing management services and shall be entitled to receive from the reorganized Debtor, the Management Fee for such services until such time as substantially all of the assets of the Debtor are sold, provided that Global may discontinue the Global Management Agreement at any time when the reorganized Debtor has failed to pay at least two-thirds of all the Management Fee which have accrued after the Effective Date, provided that Global gives the holders of the Warrants ninety (90) days notice of such termination and the opportunity to cure within said ninety (90) day period. Global shall provide, on a monthly basis, the same types of information in the same format as the Debtor is currently required to provide to the U.S. Trustee's office, to the Warrant holders c/o Bruce Leadbetter, Dalfort Aviation, 7701 Lemmon Avenue, Dallas, TX 75209.

     D. Objections to Claims. The Debtor shall, and any other party in interest, may object, when appropriate, to any Administrative, Secured or Unsecured Claim.

     E. Payment of Allowed Claims or Issuance of Stock Under the Plan. The reorganized Debtor shall make payments to creditors as provided for under the terms of the within Plan. Payments shall be made by check, warrant certificates, stock certificates, or promissory notes (as the case may be) and shall be mailed to each creditor with Allowed Claims at the address in the Debtor's Statements and Schedules filed with the Court, or as set forth in any Proof of Claim, other pleading or change of address notification filed with the Court.

     F. Unclaimed Distribution. For a period of seven (7) years following the Effective Date, the reorganized Debtor shall retain for issuance any unclaimed distributions for the benefit of the holders of Allowed Claims which have failed to claim such property. At the end of seven (7) years following the Effective Date, the holders of Allowed Claim who are entitled to distributions held in such reserve shall cease to be entitled thereto, and such distributions shall become property of the Debtor.

                                  ARTICLE V.
                              EXECUTORY CONTRACTS

     To the best of Debtor's knowledge, the Debtor does not have any executory contracts or unexpired leases. To the extent an agreement between the Debtor and another party is determined to be an executory contract or unexpired lease, then pursuant to Sections 365 and 1123(b)(2) of the Bankruptcy Code, the Debtor hereby rejects all executory contracts and unexpired leases except for those executory contracts and unexpired leases which shall have been specifically assumed by the Debtor in writing prior to confirmation in a pleading filed with the Court.

                                  ARTICLE VI.
                           MISCELLANEOUS PROVISIONS

     1.   Procedures for Resolving Contested Matters.

     (a) Objections to Claims shall be filed with the Court and shall be served on the holders of each of the claims to which objections are filed by no later than one hundred eighty (180) days after the Effective Date. The reorganized Debtor shall litigate to judgment, settle or withdraw objections to all such disputed claims.

     (b) No payments or distributions shall be made with respect to all or any portion of a disputed claim, unless and until all objections to such disputed claims have been determined by Final Order of the Court. Payments and distributions to holders of disputed claims, to the extent such become Allowed Claims, shall be made in accordance with the provisions of the Plan, except that if the Plan provides for a distribution prior to the time the disputed claim is resolved, such distribution shall be delayed until the disputed claim is determined by Final Order of the Court.

     2.   Retention of Jurisdiction.

     (a) The Court shall retain and have exclusive jurisdiction over the Chapter 11 case for the following purposes:

          (i)  To determine any and all objections to the allowance of claims;

          (ii) To determine any and all applications for allowances of compensation and reimbursement of expenses, and any other fees and expenses authorized to be paid or reimbursed under the Bankruptcy Code or Plan;

          (iii) To determine any application pending on the Effective Date for the rejection or assumption of executory contracts or unexpired leases or the assumption and assignment, as the case may be, of those executory contracts or unexpired leases to which the Debtor is a party or with respect to which the Debtor may be liable, and to hear and determine, and if need be, to liquidate, any and all claims arising therefrom;

          (iv) To determine any and all applications, adversary proceedings, and contested or litigated matters that may be pending on the Effective Date;

          (v) To consider any modifications of the Plan, remedy any defect or omission, or reconcile any inconsistency in any order of the Bankruptcy Court, including the Confirmation Order, to the extent authorized by the Bankruptcy Code;

          (vi) To determine all controversies, suits and disputes that may arise in connection with or interpretation, enforcement or consummation of the Plan;

          (vii) To consider and act on the compromise and settlement of any claim against, or cause of action by or against the Debtor's Estate;

          (viii) To resolve any pending disputes regarding the Debtor's interest in property;

          (ix) To issue orders in aid of execution of the Plan to the extent authorized by 11 U.S.C. Section 1142 of the Code; and

          (x) To determine such other matters as may be set forth in the Confirmation Order or as may arise in connection with the Plan or the Confirmation Order.

     (b) The Plan may be amended by the Debtor before or after the Effective Date as provided in 11 U.S.C. Section 1127 of the Code.

     3. Payment of Fees Pursuant to 11 U.S.C. Section 1129(a)(12). All fees required to be paid by 28 U.S.C. Section 1930 which are due and owing as of the date of confirmation shall have been paid prior to the Confirmation Date, or shall be paid on the Effective Date of the Plan. Post-confirmation, the Debtor shall continue to pay all quarterly fees due under 28 U.S.C. Section 1930(a)(6) until such time as the Debtor's Chapter 11 case is closed.

     4. Modification of Payment Terms. The treatment of any Allowed Claim (secured or unsecured) may be reduced at any time after the Effective Date upon the consent of the creditor whose Allowed Claim treatment is being reduced. Unless otherwise provided in this Plan with respect to a specific lien, any lien retained by the holder of an Allowed Secured Claim may be satisfied by payment in full of the allowed amount of such Secured Claim.

     5. Discharge of the Debtor. The rights afforded in the Plan shall be in exchange for and in complete satisfaction, discharge and release of all claims or interest of any nature whatsoever, including any interest accrued thereon from and after the Petition Date against the Debtor, or the Estate, or any of its assets or properties, except as otherwise provided for in the Plan. Upon the Effective Date, pursuant to Section 1141 of the Code, all such claims or interests against or in the Debtor shall be satisfied, discharged and released in full. Pursuant to Section 524 of the Code, confirmation of the Plan shall not affect the liability of any party other than the Debtor with respect to any debt. All creditors and holders of interests shall be precluded from asserting against the Debtor or its Estate or its assets any other further claim or interest based on any act or omission, transaction or other activity of any kind that occurred prior to the Effective Date. Except as provided for in the Plan or in the Confirmation Order, upon Confirmation of the Plan, the Debtor shall be vested with full ownership of and dominion over its property and assets free and clear of all claims, liens, charges, and other interests of creditors arising prior to the filing of the Bankruptcy Petition, and except as otherwise provided in the Plan. Upon confirmation of the within Plan, the Debtor may operate its business free of any restrictions of the Bankruptcy Code, the Bankruptcy Court, or the United States Trustee.

     6. Final Report. Within one hundred eighty (180) days following the Effective Date of the Plan, the Debtor will file its Final Report and account of administration of its estate and application for Final Decree seeking to close the Chapter 11 bankruptcy proceeding.

     7. Amendment of Articles of Incorporation. Pursuant to Section 1123(a)(6), the Debtor shall, on or before the Effective Date of the Plan, amend its Articles of Incorporation to add (i) a provision prohibiting the issuance of non-voting equity securities, (ii) a provision for one single class of common stock with authority to issue a number of shares of stock at least equal to the number of shares to be issued pursuant to this Plan, together with the number of shares to be issued pursuant to the Warrants, and
(iii) a provision for a single class of preferred stock available to be issued to persons who would be qualified to have an interest in the Debtor pursuant to the applicable rules, regulations and requirements of the Colorado Gaming Commission governing investment in entities holding gaming licenses, and who contributes capital which in the reasonable opinion of the Debtor's board of directors is necessary for needed improvements.


                     [THIS SPACE INTENTIONALLY LEFT BLANK]

DATED:
                                   CASINOS U.S.A., INC.


                                   By --------------------------------------
                                         Gerald Jacobs, President


Respectfully submitted,

LIRTZMAN NEHLS NORMAN & HEPNER, P.C.



------------------------------------
Daniel A. Hepner    #16894
Richard C. Nehls    #7581
190 Arapahoe Avenue
Boulder, CO 80302
(303) 444-5141

ATTORNEYS FOR DEBTOR IN POSSESSION